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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (No. 333-151365, 333-138420, 333-134542, 333-124969, 333-123816, 333-108009, 333-91072, 333-91070, 333-72194, 333-55520, 333-39928) on Forms S-8 of Occam Networks, Inc. and subsidiary of our report dated March 2, 2009, relating to our audits of the consolidated financial statements and internal control over financial reporting, included in and incorporated by reference in the Annual Report on Form 10-K of Occam Networks, Inc. and subsidiary for the year ended December 31, 2008.

        Our report dated March 2, 2009, on the effectiveness of internal control over financial reporting as of December 31, 2008, expressed an opinion that Occam Networks, Inc. and subsidiary had not maintained effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

/s/ SINGERLEWAK LLP

San Jose, California
March 2, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM